ProPetro Reports Financial Results for the Third Quarter of 2021 MIDLAND, TX, November 2, 2021, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the third quarter of 2021. Third Quarter 2021 and Recent Highlights • Total revenue for the quarter increased 15% to $250 million compared to $217 million for the second quarter of 2021. • Net loss for the quarter improved over 40% to $5 million, or $0.05 per diluted share, compared to net loss of $9 million, or $0.08 per diluted share, for the second quarter of 2021. • Adjusted EBITDA(1) for the quarter increased 18% to $42 million compared to $36 million for the second quarter of 2021. • Effective utilization for the third quarter was 13.8 fleets compared to 13.1 fleets for the second quarter of 2021. • Net cash provided by operating activities for the quarter of $65 million as compared to $44 million for the second quarter of 2021. • Positive Free Cash Flow(2) of approximately $8 million as compared to positive Free Cash Flow of approximately $16 million for the second quarter of 2021. (1) Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.” (2) Free cash flow ("FCF") is a Non-GAAP financial measure and is defined as net cash flow provided from operating activities less net cash used in investing activities. During the quarter ended September 30, 2021, net cash provided by operating activities of approximately $65 million less net cash used in investing activities of approximately $57 million resulted in free cash flow of approximately $8 million. During the quarter ended June 30, 2021, net cash provided by operating activities of $44 million less net cash used in investing activities of $29 million resulted in free cash flow of approximately $16 million. Sam Sledge, Chief Executive Officer, commented, “Demand for ProPetro's services continued to increase in the third quarter. As activity normalizes, we see operators in the Permian placing more value on efficient service providers that can consistently deliver industry leading performance in the field. Due to tighter fundamentals in the pressure pumping space, modest net pricing increases for services were achieved across ProPetro's operations. I'm proud of the continued commitment to safety and efficient field performance that our team delivered during the quarter. Our results reflect this dedication to excellence that is ProPetro's hallmark." "We also continued our commitment to converting our legacy fleet, over time, to ESG-friendly assets. Accordingly and notably, we accelerated a portion of our 2022 capital expenditures and announced an order for 50 Tier IV Dynamic Gas Blending ("DGB") dual-fuel pumping unit conversions for approximately $74 million. DGB fleets remain highly utilized in our market and our customers are pleased with their performance. As previously communicated, these converted units, paired with our industry-leading operational performance, will continue to position us well in a frac market that is constrained for reliable, high-performing, and lower emissions fleets." 1 EXHIBIT 99.1

"Our dedication to profitable operations and ESG-friendly offerings was evident in the third quarter," David Schorlemer, Chief Financial Officer, commented. "After full delivery of the recently ordered dual-fuel conversions, we will have 86 Tier IV DGB units in our portfolio which, in today's market, are achieving higher relative pricing than our conventional diesel units. While not compromising our high quality conventional equipment, we maintain our resolve to support our customers by adding to our inventory of lower emissions equipment. Additionally, we believe we are operating all our fleets at industry-leading pumping productivity rates which is critical to operators focused on completions efficiencies and which ProPetro has become known for in our market." Third Quarter 2021 Financial Summary Revenue for the third quarter of 2021 was $250 million compared to revenue of $217 million for the second quarter of 2021. The 15% increase was attributable to our increased effectively utilized fleet count and improved pricing. Cost of services, excluding depreciation and amortization of approximately $34 million, for the third quarter of 2021 increased to $189 million from $163 million during the second quarter of 2021. Contributing to the increase were higher activity levels, reactivation costs of previously stacked equipment, wage increases and general cost inflation. General and administrative expense of $21 million for the third quarter of 2021 increased from $18 million in the second quarter of 2021. General and administrative expense, exclusive of a net expense of $2.0 million relating to non-recurring and non-cash items (insurance recovery legal settlement of $1.0 million offset by stock-based compensation of $3.0 million), was $19 million, or 8% of revenue, for the third quarter of 2021 consistent with the second quarter of 2021. Net loss for the third quarter of 2021 totaled $5 million, or $0.05 per diluted share, compared to net loss of $9 million, or $0.08 per diluted share, for the second quarter of 2021. Adjusted EBITDA increased to $42 million for the third quarter of 2021 from $36 million for the second quarter of 2021. The sequential improvement in Adjusted EBITDA was primarily attributable to increased activity, improved pricing and profitability offset by reactivation costs of previously stacked equipment, wage increases and general cost inflation. Liquidity and Capital Spending As of September 30, 2021, total cash was $85 million and the Company remained debt free. Total liquidity at the end of the third quarter of 2021 was $154 million including cash and $69 million of available capacity under the Company’s revolving credit facility. As of October 29, 2021, total cash was $91 million and the Company had no debt outstanding. Total liquidity as of October 29, 2021, was $159 million including cash and $68 million of available capacity under the Company’s revolving credit facility. Capital expenditures incurred during the third quarter of 2021 were $53 million, the majority of which was maintenance spending. Capital expenditures paid (as appears in the Investing Activities section of the Statement of Cash Flows) in the third quarter were $57 million. Based on our current and projected activity levels for 2021 along with strategic supply chain 2 EXHIBIT 99.1 investments previously announced, the Company expects full year 2021 incurred capital expenditures to be between $155 million and $165 million. Our full year incurred capital expenditure guidance includes approximately $30 million associated with our recent accelerated purchase of 50 Tier IV DGB conversions. Full year capital expenditures paid may differ due to the timing of payments. Outlook Mr. Sledge concluded, “We anticipate pressure pumping fundamentals to continue to improve as we progress into 2022 and ProPetro is well prepared to react to the modest increase in activity that we expect in the months to come. Our focus is to remain capital disciplined and operate as the most efficient frac provider in the Permian Basin." Conference Call Information The Company will host a conference call at 8:00 AM Central Time on Wednesday, November 3, 2021, to discuss financial and operating results for the third quarter of 2021. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 10160844. About ProPetro ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com. Forward-Looking Statements Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology (such as our DuraStim® fleets), expected capital expenditures and the impact of such expenditures on our performance and capital programs. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. 3 EXHIBIT 99.1

Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation and the SEC investigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law. Investor Contacts: David Schorlemer Chief Financial Officer investors@propetroservices.com 432-227-0864 Josh Jones Director of Finance investors@propetroservices.com 432-276-3389 ### 4 EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited) Three Months Ended September 30, 2021 June 30, 2021 September 30, 2020 REVENUE - Service revenue $ 250,099 $ 216,887 $ 133,710 COSTS AND EXPENSES Cost of services (exclusive of depreciation and amortization) 188,690 162,837 99,592 General and administrative (inclusive of stock-based compensation) 21,348 17,529 21,817 Depreciation and amortization 33,531 33,243 37,467 Loss on disposal of assets 12,424 15,025 11,286 Total costs and expenses 255,993 228,634 170,162 OPERATING LOSS (5,894) (11,747) (36,452) OTHER EXPENSE: Interest expense (143) (159) (137) Other expense (309) (302) (312) Total other expense (452) (461) (449) LOSS BEFORE INCOME TAXES (6,346) (12,208) (36,901) INCOME TAX BENEFIT 1,279 3,697 7,717 NET LOSS $ (5,067) $ (8,511) $ (29,184) NET LOSS PER COMMON SHARE: Basic $ (0.05) $ (0.08) $ (0.29) Diluted $ (0.05) $ (0.08) $ (0.29) WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic 103,257 102,398 100,897 Diluted 103,257 102,398 100,897 5 EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited) September 30, 2021 December 31, 2020 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 84,601 $ 68,772 Accounts receivable - net of allowance for credit losses of $217 and $1,497, respectively 149,650 84,244 Inventories 3,477 2,729 Prepaid expenses 5,197 11,199 Other current assets 14 782 Total current assets 242,939 167,726 PROPERTY AND EQUIPMENT - net of accumulated depreciation 853,928 880,477 OPERATING LEASE RIGHT-OF-USE ASSETS 486 709 OTHER NONCURRENT ASSETS: Other noncurrent assets 1,397 1,827 Total other noncurrent assets 1,397 1,827 TOTAL ASSETS $ 1,098,750 $ 1,050,739 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable $ 167,085 $ 79,153 Accrued and other current liabilities 24,597 24,676 Operating lease liabilities 360 334 Total current liabilities 192,042 104,163 DEFERRED INCOME TAXES 63,701 75,340 NONCURRENT OPERATING LEASE LIABILITIES 192 465 Total liabilities 255,935 179,968 COMMITMENTS AND CONTINGENCIES (Note 10) SHAREHOLDERS’ EQUITY: Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively — — Common stock, $0.001 par value, 200,000,000 shares authorized, 103,259,971 and 100,912,777 shares issued, respectively 103 101 Additional paid-in capital 841,110 835,115 Retained earnings 1,602 35,555 Total shareholders’ equity 842,815 870,771 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 1,098,750 $ 1,050,739 6 EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) Nine Months Ended September 30, 2021 2020 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (33,953) $ (62,908) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 100,253 117,844 Impairment expense — 16,654 Deferred income tax benefit (11,639) (15,490) Amortization of deferred debt issuance costs 405 407 Stock-based compensation 8,405 5,968 Provision for credit losses 282 448 Loss on disposal of assets 40,500 39,875 Changes in operating assets and liabilities: Accounts receivable (65,244) 117,072 Other current assets 325 2,598 Inventories (747) 587 Prepaid expenses 6,027 4,741 Accounts payable 64,237 (97,380) Accrued and other current liabilities 408 (11,996) Accrued interest — (394) Net cash provided by operating activities 109,259 118,026 CASH FLOWS FROM INVESTING ACTIVITIES: Capital expenditures (87,700) (86,509) Proceeds from sale of assets 2,151 4,330 Net cash used in investing activities (85,549) (82,179) CASH FLOWS FROM FINANCING ACTIVITIES: Repayments of borrowings — (130,000) Payment of finance lease obligation — (30) Repayments of insurance financing (5,473) — Proceeds from exercise of equity awards 3,365 — Tax withholdings paid for net settlement of equity awards (5,773) (598) Net cash used in financing activities (7,881) (130,628) NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS 15,829 (94,781) CASH AND CASH EQUIVALENTS - Beginning of period 68,772 149,036 CASH AND CASH EQUIVALENTS - End of period $ 84,601 $ 54,255 7 EXHIBIT 99.1

Reportable Segment Information Three Months Ended September 30, 2021 June 30, 2021 (in thousands) Pressure Pumping All Other Total Pressure Pumping All Other Total Service revenue $ 245,641 $ 4,458 $ 250,099 $ 213,461 $ 3,426 $ 216,887 Adjusted EBITDA $ 53,975 $ (11,877) $ 42,098 $ 46,826 $ (11,133) $ 35,693 Depreciation and amortization $ 32,536 $ 995 $ 33,531 $ 32,256 $ 987 $ 33,243 Capital expenditures $ 52,904 $ 300 $ 53,204 $ 30,744 $ 29 $ 30,773 Non-GAAP Financial Measures Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 8 EXHIBIT 99.1

EXHIBIT 99.1

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended					
	September 30, 2021			June 30, 2021		
(in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total
Net income (loss)	$ 9,058	$ (14,125)	$ (5,067)	$ (809)	$ (7,702)	$ (8,511)
Depreciation and amortization	32,536	995	33,531	32,256	987	33,243
Interest expense	—	143	143	—	159	159
Income tax benefit	—	(1,279)	(1,279)	—	(3,697)	(3,697)
Loss on disposal of assets	12,381	43	12,424	15,379	(354)	15,025
Stock-based compensation	—	3,009	3,009	—	2,909	2,909
Other expense	—	309	309	—	302	302
Other general and administrative expense, net (1)	—	(972)	(972)	—	(3,737)	(3,737)
Adjusted EBITDA	$ 53,975	$ (11,877)	$ 42,098	$ 46,826	$ (11,133)	$ 35,693

(1) Other general and administrative expense, (net) relates to nonrecurring professional fees paid to external consultants in connection with the Company's pending SEC investigation and shareholder litigation, net of insurance recoveries. During the three months ended September 30, 2021, and June 30, 2021, we received approximately $1.4 million and $5.1 million, respectively, from our insurance carriers in connection with the SEC investigation and Shareholder litigation.

	Three Months Ended	
(in thousands)	September 30, 2021	June 30, 2021
Cash from Operating Activities	$ 64,787	$ 44,472
Cash used in Investing Activities	(56,899)	(28,650)
Free Cash Flow	$ 7,888	$ 15,822

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